Exhibit 6

                                 AMENDED BY LAWS

                                       OF

                      HIGHLAND HOLDINGS INTERNATIONAL, INC.



                                   ARTICLE ONE

1.01 REGISTERED OFFICE. The initial location of the principal place of business of the corporation shall be as specified in the Articles of Incorporation and may be changed from time to time by resolution of the Board of Directors. It may be located at any place within or outside the State of Delaware. The registered office of the Corporation is located at CorpAmerica, Inc. 30 Old Rudnick Lane, Dover, DE 19901. [GCL Title 8 Chap.1 Sect. 131]

The principal place of business of the corporation shall also be known as the principal office of the Corporation. The corporation may also have offices at such other places as the Board of Directors may from time to time designate, or as the business of the corporation may require.


                                   ARTICLE TWO

2.01 SHAREHOLDERS' MEETINGS. All meetings of the shareholders shall be held at the registered office of the Corporation, or at any other place inside or outside the State of Delaware that the Board of Directors designates for that purpose. [GCL Title 8 Chap. 1 Sect. 211] Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

2.02 ANNUAL MEETING. The annual meeting of the shareholders shall be held each year at 7:00 PM on Monday of the last week in March commencing with the year 1998 at which time the shareholders shall elect a Board of Directors and transact any other proper business. If this day falls on a legal holiday, the annual meeting shall be held at the same time on the next business day at the same hour. [GCL Title 8 Chap. 1 Sect. 211]

2.03 NOTICE. Except as provided in this paragraph, written notice of each shareholder' meeting shall be delivered to each shareholder of record entitled to vote at the meeting. Notice shall be delivered not less than 10 days nor more than 60 days before the date of the meeting, in accordance with Section 222, General Corporation Law. The notice must be delivered personally or by mail, or at the direction of the president, secretary or the persons calling the meeting. If mailed, notice shall be deemed to be delivered when deposited in the United States Mail. The notice shall be postage prepaid and addressed to the shareholder at the address appearing on the Corporation's books or supplied by the shareholder to the Corporation for the purpose of notice. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by him or her before or after the time stated therein. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

The notice of the annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is be taken at the annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statement, information, or documents prescribed by the General Corporation Law.

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No defect in the noticing of a shareholders' meeting will affect the validity of any action at the meeting if a quorum was present, and if each shareholder entitled to notice signs a written waiver of notice either before or after the meeting. All waivers, consents, or approvals must be filed with the corporate records or made a part of the minutes of the meeting. For a special shareholders' meeting, the waiver of notice must state the purpose of the meeting and the business that will be transacted at the meeting.

2.04 SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the Chairman, the President, any two or more directors, or one or more shareholders holding not less than 51 percent or more of all of the outstanding shares. A written notice of such meeting and the purpose or purposes for which it is to be held shall be delivered to the Secretary of the Corporation. [GCL Title 8 Chap. 1 Sect. 222]

2.05 QUORUM. Fifty One percent of the outstanding shares constitutes a quorum for the transaction of business. Business may be continued after withdrawal of enough shareholders to leave less than a quorum. [GCL Title 8 Chap. 1 Sect. 216]. The absence of a quorum shall not preclude the appointment of a chairman which shall not be treated as part of the business of the meeting.

2.06 RECORD DATE FOR STOCKHOLDERS. Only persons in whose names shares appear on the share transfer books of the corporation on the date on which notice of the meeting is mailed shall be entitled to vote at the meeting, unless some other date is fixed by the Board of Directors for the determination of shareholders of record. The date shall not be less than 10 nor more than 60 days before the date of the meeting and shall not precede the resolution fixing the record date adopted by the Board of Directors.

2.07 VOTING. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote except as otherwise provided by law, by the Articles of Incorporation or by other provisions of these bylaws. Except with respect to elections of directors any shareholder entitled to vote may vote part of his or her shares in favor of a proposal and refrain from voting the remaining shares or vote them against the proposal. If a shareholder fails to specify the number of shares he or she is affirmatively voting, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares the shareholder is entitled to vote. Save where a greater majority is called for by Delaware Statutes or these by-laws, any question proposed for consideration at any general or special meeting shall be decided on by a simple majority of votes cast. All resolutions shall be decided on by a show of hands unless a poll is called for by the chairman; or at least three Shareholders present in person or represented by proxy; or any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one tenth of the total voting rights of all the Shareholders having the right to vote at such meeting. Unless a poll is so demanded and the demand is not withdrawn, a declaration by the Chairman that a Resolution , has on a show of hands, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number of votes recorded for or against such resolution.

The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is earlier. On a poll, votes cast may be cast either personally or by proxy. A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way. In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote.

At each election of directors, shareholders shall not be entitled to cumulate votes. Votes cast against a candidate or which are withheld shall have no effect. Upon the demand of any shareholder made before the voting begins, the election of directors shall be by ballot rather than by voice vote.

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2.08 CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice President, of if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his or her absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary or Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

2.09 PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meetings, voting or participating at a meeting, or expressing consent or dissent without a meeting. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

STOCKHOLDER ACTION WITHOUT MEETING. Any action that may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting for the action that was taken, is signed by shareholders with sufficient votes to have taken the action at a meeting at which all voting groups and shares entitled to vote on the action were present and voted. [GCL Sect. 228].

TELEPHONIC MEETING. A meeting of the shareholders or any class thereof may be held by means of such telephonic, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

2.12 SHAREHOLDER LIST. The shareholders list arranged in alphabetical order shall be available for inspection by any shareholder for a period of 10 days prior to the meeting, or such shorter time as exists between the record date and the meeting, and continuing through the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation or to vote at any meeting of stockholders.

2.13 INSPECTORS. The directors, in advance of any y, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares represented of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by him, her or them and execute a certificate of any fact found by him or them. Except as otherwise required by subsection (e) of Section 231 of the General Corporation Law, the provisions of that Section shall not apply to the corporation.


                                  ARTICLE THREE

3.01 DIRECTORS. The Directors shall act only as a board; an individual Director shall have no power to take any actions on behalf of the Corporation unless the action is authorized by a majority of the Directors or unless the director is the sole director. The business and affairs of the Corporation shall be managed by the Board of Directors, subject, however, to such limitations as are imposed by law, the Articles of Incorporation, or by these Bylaws, with regard to actions to be authorized or approved by the shareholders. The Board of Directors may, by contract or otherwise, give general, or limited, or special power and authority to the officers and employees of the Corporation to transact the Corporation's general business or any special business, and may give powers of attorney to agents of the Corporation to transact any special business requiring that authorization.

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3.02 QUALIFICATIONS. Directors need not be shareholders of this Corporation or residents of the State of Delaware and only three directors are required. Directors shall be individuals who are 18 years of age or older.

3.03 DIRECTORS INTERESTS. A Director may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of Director for such period and upon such terms as the Board my determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other by-laws. Subject to Delaware law any disclosure required may be made by a general notice to the Directors by a Director or officer declaring that he is a director or officer or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be sufficient declaration of interest in relation to any transaction or arrangement so made.

3.04 TERM. The Directors shall be elected annually by the shareholders and shall hold office until the next succeeding annual meeting and until their successors are elected and qualified to act as Directors.

3.05 VACANCIES. There shall be a minimum of three members on the Board of Directors. Vacancies occurring in the Board of Directors and directorships available because of an increase in the number of directors shall be filled by a person elected by a majority of the members of the Board. All directors elected by the Board shall serve until the shareholders elect a director at an annual meeting or at a special meeting of shareholders called for that purpose.

3.06 MEETINGS. All meetings of the Board of Directors shall be held at the place designated by a majority of the Directors or that is designated in the noticed calling the meeting.

Regular meetings of the Board of Directors shall be held, without call or notice, immediately following each annual meeting of the shareholders of this Corporation, and at any other times as the Directors may determine.

Special meetings of the Board of Directors shall be called at any time, for any purpose, by the Chairman & CEO, or if he or she is absent or unable or refuses to act, by the President, or any two directors. Written notices of the special meeting stating the time and, in general terms, the purpose or purposes of the special meeting, shall be mailed, telegraphed, or personally delivered to each Director no later than one day before the day appointed for the meeting.

3.07 QUORUM. A majority of the Directors in office shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

3.08 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, provided a consent in writing, setting forth the action so taken, is signed by all of the Directors and filed with the Secretary of the Corporation.

3.09 TELEPHONIC MEETINGS. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken by telephonic conversation subject only to the fact that each and every director is able to listen to and to speak directly to every other director no matter where situated.

3.10 ADJOURNMENT. A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated day and hour. Notice of the time and place of reconvening the meeting need not be given to absent Directors if the time and place is fixed at the meeting that is adjourned. In the absence of a quorum, a majority of the Directors present at any Directors' meeting, either regular or special, any adjourn until the time fixed for the next regular meeting of the Board.

3.11 COMPENSATION. Directors and members of committees may receive compensation for their services and reimbursement for their expenses as determined by resolution of the Board.

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3.12 A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken shall be deemed to have assented to the action taken unless:

     1. The Director votes against or abstains from the action taken, or;

     2. The Director objects at the beginning of the meeting or promptly upon the director's arrival to holding the meeting or transacting specified business at the meeting.

3.13 REMOVAL. Unless the Articles of Incorporation provide that a director may only be removed for cause, at a meeting of shareholders called expressly for that purpose, one or more directors may be removed with or without cause, if the number of votes cast to remove the director exceeds the number of votes not to remove the director. The Director or Directors to be removed shall be heard at that meeting if they so request.

3.14 EXECUTIVE COMMITTTEE. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate from its members an executive committee and one or more other committees each of which to the extent provided in such resolution, the articles of incorporation or these bylaws shall have and may exercise the authority of the Board of Directors, except that no such committee shall have the authority to:

     1. Approve or recommend to shareholders actions or proposals required by law to be approved by shareholders.

     2. Fill vacancies on the Board of Directors or any committee thereof with the exception of any authority the delegation of which is prohibited by
     Section 141 of the General Corporation Law.

     3. Adopt, amend or repeal the bylaws.

     4. Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors.

Each such committee shall have two or more members who serve at the pleasure of the Board of Directors. The Board, by resolution adopted by a majority of the authorized number of directors may designate one or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committees.


                                  ARTICLE FOUR

4.01 OFFICERS. The Officers of the Corporation shall consist of a President, a Vice President, a Secretary, a Treasurer, and such other officers and assistant officers as the Board of Directors shall from time to time determine. Any two offices, except President and Secretary, may be held by the same person unless there is only one officer in the Corporation. Each officer shall have the authority and shall perform the duties set forth in these bylaws and to the extent consistent with these bylaws shall have such duties and powers as may be determined by the Board of Directors. [GCL Title 8 Chap. 1 Section 142] All officers shall be elected by and hold office at the pleasure of the Board of Directors, which shall fix the compensation and tenure of all officers. An election or appointment of an officer shall not itself create contract rights.

4.02 POWERS AND DUTIES. The officers of the Corporation shall have such powers and duties as may from time to time be determined by resolution of the Board of Directors.

4.03 RESIGNATION OR REMOVAL. An officer may resign at any time by delivering notice to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date, the Board of Director may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

The Board of Directors may remove any officer at any time with or without cause. Any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

An officer's removal shall not affect the officer's contract rights, if any, with the corporation. An officer's resignation shall not affect the corporation's contract rights, if any, with the officer.

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4.04 PRESIDENT. The office of President shall be the chief executive officer and general manager of the corporation and shall be subject to the direction and control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. He shall preside at all meetings of the shareholders if present thereat and be n ex-officio member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of the president of a corporation.

In the absence or disability of the president, the vice president, if any, shall perform all the duties of the president and, when so acting, shall have all the powers of, and be subject to all the restrictions imposed upon the president.

4.05 SECRETARY. The Secretary shall be responsible for preparing or causing to be prepared, minutes of all meetings of directors and shareholders and for authenticating records of the corporation.

The Secretary shall keep or cause to be kept, at the principal place of business of the Corporation, minutes of all meetings of the shareholders or the Board of Directors; a record of all actions taken by the shareholders or the Board of Directors without a meeting for the past three years; and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the corporation.

Minutes of Meetings shall state the date, time and place of the meeting; whether regular or special; how called or authorized; the notice thereof given or the waivers of notice received; the names of those present at director's meetings; the number of shares present or represented at shareholders' meetings; and an account of the proceedings thereof.

The Secretary shall maintain, at the principal place of business of the corporation, a record of its shareholders, showing the names of the shareholders and their addresses, the number, class, and series, if any, held by each, the number and date of certificates issued for share, and the number and date of cancellation of every certificate surrendered for cancellation. [GCL Title 8 Chap.1 Sect. 219]

The Secretary shall make sure that the following papers and reports are included in the secretary's records kept at the principal place of business of the corporation.

     1. The articles of Incorporation or restated articles and all amendments to them currently in effect;

     2. The bylaws or restated bylaws and all amendments to them currently in effect;

     3. Resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding;

     4. Minutes of all shareholder's and records of all action taken by shareholders without a meeting for the past three years;

     5. Written communications to all shareholders general or all shareholders of a class or series within the past three years including the financial statements furnished for the past three years under Article VIII, Section
     8.01 of these bylaws; and

     6. A list of names and business street addresses of current directors and officers.

The Secretary shall give, or cause to be given, notice of all meetings of shareholders and directors required to be given by law or by the provisions of these bylaws.

The Secretary shall have charge of the seal of the corporation.

In the absence or disability of the secretary, the assistant secretary, or if there is none or more than one, the assistant secretary designated by the Board of Directors, shall have all the powers of, and be subject to all the restrictions imposed upon the Secretary.

4.06. TREASURER. The Treasurer shall have custody of the funds and securities of the corporation and shall keep and maintain, or cause to be kept and maintained, at the principal business office of the corporation, adequate and correct books and records of accounts of the income, expenses, assets, liabilities, properties and business transactions of the corporation.

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The Treasurer shall prepare or cause to be prepared, and shall furnish to shareholders, the annual financial statements and other reports required pursuant to Article VIII Section 8.04 of these bylaws.

The Treasurer shall deposit moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. the Treasurer shall disburse the funds of the Corporation in payment of the just demands against the corporation as authorized by the Board of Directors and shall render to the president and directors, whenever requested an account of all his or her transactions as treasurer and of the financial condition of the corporation.

In the absence or disability of the treasure, the assistant treasurer, if any, shall perform all the duties of the treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions imposed upon the treasurer.

4.07 COMPENSATION. The officers of this corporation shall receive such compensation for their services as may be fixed by resolution of the board of directors.


                                  ARTICLE FIVE

5.01 DIVIDENDS. The Board of Directors may authorize and the corporation may make, dividends on its shares in cash, property or its own shares and other distributions to its shareholders, subject to any restrictions contained in the articles of incorporation, to the requirements of sections 170 of the General Corporation Law, and to all applicable provisions of law.

5.02 RESERVES. The Board may, before recommending or declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

5.04 RECORD DATES. Notwithstanding any other provisions of these by-laws, the Company may by Resolution or the Board may fix any date as the record date for any dividend, distribution, allotment or issue. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice is sent.


                                   ARTICLE SIX

6.01 ISSUANCE AND TRANSFER OF SHARES. Certificates for share of the Corporation shall be issued only when fully paid.

6.02 CERTIFICATES. The Corporation shall deliver certificates representing all shares to which shareholders are entitled. These certificates shall be in a form as the Board of Directors may provide, except as provided in this Paragraph
6.02. Each certificate shall bear on its face the statement that the corporation is organized under the laws of the State of Delaware, the name of the registered holder, the number and class of shares and the designation of the series, if any, and the par value or a statement that the shares are without par value. The certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, whose signatures may be in facsimile if the certificates are to be signed by a transfer agent or registrar, and the seal of the Corporation shall be affixed to the certificates. [GCL Title 8 Chap. 1 Sect. 158] All certificates for shares shall be consecutively numbered. The certificates shall contain on the faces or backs such recitations or references as are required by law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

No new certificates shall be issued until the former certificates for the shares represented by it has been surrendered and canceled. However, in the case of lost, stolen or destroyed certificates, the Board of Directors may order new certificates to be issued on such terms, conditions, and guarantees as the Board may see fit to impose to give the corporation a bond sufficient to indemnify the corporation against any claim that might be against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any new certificate or uncertificated shares.

6.03 SHARE RIGHTS. Subject to any special rights conferred on the holders of any share or class of shares, any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital otherwise, as the Company may by Resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine.

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6.04 STOCK TRANSFERS. Shares of the Corporation may be transferred by endorsement by the signature of the owner or his agent, attorney, or legal representative, and the delivery and surrender of the certificate to the corporation or its transfer agent and the payment of all taxes due thereon. The transferee in any transfer of Shares shall be deemed to have full notice of, and to consent to, the By Laws of the Corporation to the same extent as if he or she had signed a written consent to the By Laws.

6.05 UNCERTIFICATED SHARES. Subject to any conditions imposed by the General Corporation Law, the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of stock of the corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

6.06 FRACTIONAL SHARE INTERESTS. The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such a fraction are determined, or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate of a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon and to participate in any of the assets of the corporation in the event of liquidation. The board of directors may cause scrip or warrants to be issued subject to the shares or uncertificated full shares for a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds distributed to the holder of scrip or warrants, or subject to any other conditions which the Board of directors may impose.


                                  ARTICLE SEVEN

7.01 FISCAL YEAR. The fiscal year of the corporation shall be fixed and shall be subject to change by the board of directors.


                                  ARTICLE EIGHT

8.01 RECORDS AND REPORTS. All books and records provided for by statute shall be open to inspection of the shareholders from time to time and to the extent expressly provided by statute, and not otherwise. The Directors may examine such books and records at all reasonable time.

8.02 CLOSING OF TRANSFER BOOKS. The Board of Directors may close the transfer books at their discretion for a period not exceeding 60 days preceding any annual or special meeting of the Shareholders or the day appointed for the payment of a dividend. A written or printed notice of the closing of the transfer books shall be mailed at least 10 days before the closing to each shareholder of record at the address appearing on the records of the Corporation or supplied by the Shareholder for the purpose of notice.

8.03 REPORT TO DEPARTMENT OF STATE. The Corporation shall prepare and deliver an annual report form to the Department of State each year within the time limits imposed, and containing the information required by of the General Corporation Law.

8.04 ANNUAL REPORT. The Corporation shall mail to each shareholder, unless modified by resolution of the shareholders, within 120 days of the close of each fiscal year, its annual financial statements which may be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flow for that year. If financial statements are prepared on the basis of generally accepted accounting principles the annual statements must also be prepared on that basis. Save and to the extent an audit is waived the company shall appoint auditors at the annual general meeting or at the meeting of directors prior to the end of the first year of business.

8.05 INSPECTION BY SHAREHOLDERS. Subject only to section 8.02 above the share register shall be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder's interest as a shareholder or holder of a voting trust certificate. Such inspection and copying under this section may be made in person or by agent or attorney.

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The accounting books and records of the corporation and the minutes of proceedings of the shareholders and the board and committees of the board shall be open to inspection upon the written demand of the corporation by any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for any purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder of voting trust certificate may be made in person or by an agent or attorney, and the right of inspection includes the right to copy and make extracts at the shareholder's expense.

Shareholders shall also have the right to inspect the original or copy of these bylaws, as amended to date and kept at the corporation's principal executive office, at all reasonable times during business hours.

8.06 INSPECTION BY DIRECTORS. Every Director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney. The right of inspection includes the right to copy and make extracts at the expense of the corporation.


                                  ARTICLE NINE

9.01 AMENDMENT OF BY LAWS. The power to make, alter, amend, or repeal the By Laws is vested in the Board of Directors, except to the extent that such power is reserved to the shareholders by statute.

9.02 The shareholders may amend or repeal these bylaws even though the bylaws may also be amended or repealed by the Board of Directors.


                                   ARTICLE TEN

10.01 AMENDMENT OF THE ARTICLES OF INCORPORATION. The Board of Directors may propose one or more amendments to the articles of incorporation for submission to the shareholders. For the amendment to be effective:

     1. The Board of Directors must recommend the amendment to the shareholders, unless the directors determine that because of conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to these shareholders with the amendment, and;

     2. The shareholders entitled to vote on the amendment must approve the amendment as provided below.

     The Board of Directors may condition its submission of the proposed amendment to the shareholders on any basis. The shareholders shall approve amendments to the Articles of Incorporation by the vote of a majority of the votes entitled to cast on the amendment, except as may otherwise be provided by the articles of incorporation, General Corporation Law Title 8 Chap. 1 Sect. 2442 and other applicable provisions of law, and these bylaws.

     The corporation shall notify each shareholder whether or not entitled to vote of the proposed shareholders meeting to amend the articles of incorporation in accordance with Article II of these bylaws. The notice of meeting must state that the purpose or one of the purposes of the meeting is to consider the proposed amendment and contain or be accompanied by a copy or summary of the amendment.


                                 ARTICLE ELEVEN

11.01 LIMITATION OF DIRECTOR'S LIABILITY. The corporation may indemnify any Director, officer, agent or employee as to liabilities as provided in the General Corporation Law Title 8 Chap. 1 Section 145. The Directors as far as permissible under Delaware Code are without personal liability for actions taken on behalf of the Corporation which are consistent with the purposes of the Corporation and the laws of the State of Delaware and the United States of America.

The Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding such office.

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The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation against any liability asserted against the person and incurred by the person in any such capacity or arising out of the person's status as such whether or not the corporation would have the power to indemnify the person against such liability under provisions of the law. [GCL Title8 Chap. 1 Sect. 145].


I CERTIFY THAT THE FOREGOING ARE THE TRUE AND CORRECT AMENDED BYLAWS OF HIGHLAND HOLDINGS INTERNATIONAL, INC. a DELAWARE CORPORATION.

DATED: MARCH 1, 1998

                                        /s/_______________________
                                           SECRETARY











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